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                                                                      EXHIBIT 5


                   [BRACEWELL & PATTERSON, L.L.P. LETTERHEAD]



                               September 12, 1997


Prime Bancshares, Inc.
12200 Northwest Freeway
Houston, Texas 77092

Gentlemen:

We have acted as counsel for Prime Bancshares, Inc., a Texas corporation ("Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-33001), as amended, filed by the Company under the Securities Act of 1933, as amended ("Registration Statement"), with respect to up to a maximum of 2,494,707 shares of common stock, $.25 par value ("Common Stock"), of the Company to be issued pursuant to a Purchase Agreement dated
September   , 1997 between the Company and Keefe, Bruyette & Woods, Inc. and
Legg Mason Wood Walker Incorporated (the "Purchase Agreement").

In such capacity we are familiar with the Restated Articles of Incorporation, as amended, and the Bylaws of the Company, the Registration Statement and the Underwriting Agreement and have examined all statutes, records, instruments and documents as we have deemed necessary for purposes hereof. in addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.
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[BRACEWELL & PATTERSON, L.L.P. LETTERHEAD]

Prime Bancshares, Inc.
September 12, 1997
Page 2

        2. The shares of Common Stock proposed to be sold pursuant to the Purchase Agreement will, when issued in accordance with the terms thereof, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."


                                             Very truly yours,



                                             Bracewell & Patterson, L.L.P.


WTL/bev